UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 9, 2025

ANTERO MIDSTREAM CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38075	61-1748605
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1615 Wynkoop Street

Denver, Colorado 80202

(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, including area code (303) 357-7310

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 Per Share	AM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

On December 9, 2025, Antero Midstream Corporation (the “Company”) issued a press release, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference, announcing the pricing of the previously announced private placement (the “Offering”) of $600.0 million in aggregate principal amount of the Company’s indirect, wholly owned subsidiaries, Antero Midstream Partners LP (“Antero Midstream Partners”) and Antero Midstream Finance Corporation’s 5.750% Senior Notes due 2034 (the “Notes”). The Offering was upsized from an initial offering size of $500.0 million aggregate principal amount of the Notes. The Offering is expected to be completed on December 23, 2025.

However, if (i) the closing of the Company’s acquisition of HG Energy II Midstream Holdings, LLC from HG Energy II LLC (the “HG Acquisition”) has not occurred on or prior to the later of (x) June 2, 2026 and (y) such date to which the outside date under the Membership Interest Purchase Agreement, dated December 5, 2025, by and among by and among Antero Midstream Partners, Antero Resources Corporation, HG Energy II LLC, HG Energy II Production Holdings LLC and HG Energy II Midstream Holdings LLC (the “HG Purchase Agreement”) as in effect on the closing date of this offering may be extended in accordance with the terms thereof, which date shall be no later than September 2, 2026, any such extension to be set forth in an officers’ certificate delivered to the trustee prior to the close of business on June 2, 2026 or such other extended outside date as shall then be applicable (the “Special Mandatory Redemption Outside Date”), (ii) prior to the Special Mandatory Redemption Outside Date, the HG Purchase Agreement is terminated according to its terms without the closing of the HG Acquisition or (iii) Antero Midstream Partners determines based on its reasonable judgment that the HG Acquisition will not close prior to the Special Mandatory Redemption Outside Date or at all, Antero Midstream Partners will be required to redeem all of the outstanding Notes at a redemption price equal to 100% of the initial issue price of the Notes, plus accrued and unpaid interest, if any, to but excluding, the special mandatory redemption date.

The completion of the Offering is not contingent on the consummation of the HG Acquisition or the disposition of all the Company’s Utica Shale midstream assets (the “Utica Disposition”), and the HG Acquisition and the Utica Disposition are not contingent on the closing of the Offering.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

EXHIBIT	DESCRIPTION
99.1	Antero Midstream Corporation press release, dated December 9, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANTERO MIDSTREAM CORPORATION

By:	/s/ Justin J. Agnew
Justin J. Agnew
Chief Financial Officer, Vice President – Finance & Investor Relations

Dated: December 9, 2025

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